UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2022

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Blvd. Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: 80 Grasslands Road Elmsford, New York 10523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value: $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, the Board of Directors (the “Board”) of Party City Holdco Inc. (the “Company”) approved the appointment of John Capela, age 42, as the Company’s Chief Accounting Officer and Treasurer, effective on or about December 5, 2022 (the “Effective Date”). On the Effective Date, Mr. Capela assumes the role from Todd Vogensen, who will continue to serve as the Company’s Chief Financial Officer.

Mr. Capela has over 20 years of direct experience in operational streamlining; technical and general ledger accounting; budgeting and forecasting; financial and business analysis; treasury; investment portfolio management; SEC reporting; and financial communication. Mr. Capela previously served as Vice President, Finance and Chief Accounting Officer at ITT Inc. from November 2018 to November 2022. Prior to his time at ITT, Mr. Capela served as Executive Vice President, Chief Accounting Officer and Corporate Controller of Toys “R” Us, Inc. from May 2018 to November 2018 and previously served as Vice President and Corporate Controller from March 2018 to May 2018. Prior to that, Mr. Capela served as Vice President and Assistant Controller from May 2015 to March 2018 and held various other positions since March 2007. Prior to joining Toys “R” Us, Inc., Mr. Capela served as Senior Auditor at PricewaterhouseCoopers LLP performing various auditing and assurance services. Mr. Capela holds an MBA with a double concentration in finance and management from Montclair State University. Mr. Capela is also a Certified Public Accountant and a Chartered Global Management Accountant.

Pursuant to his Offer Letter, Mr. Capela will receive an annual base salary of $380,000. In addition to base salary, Mr. Capela is eligible to participate in the PCHI Annual Incentive Plan (“AIP”), an annual cash incentive program under which the payout is based on the Company’s financial performance. Mr. Capela’s initial target cash incentive opportunity under the AIP will be 40% of his annual salary. In addition, Mr. Capela may be eligible to receive annual equity grants each year under the Company’s Long Term Incentive Program, with a target annual grant value of 40% of his annual salary, solely at the discretion of the Compensation Committee of the Board. Mr. Capela will receive a one-time new hire bonus of $30,000 in March 2023 that is subject to forfeiture if Mr. Capela’s employment with the Company is terminated under certain circumstances within one year of his start date. Mr. Capela will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans, as applicable.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by this reference.

There are no arrangements or understandings between Mr. Capela and any other persons pursuant to which Mr. Capela was named an officer of the Company. Mr. Capela does not have any family relationships with any executive officer or director of the Company or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Capela is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

10.1	Offer Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: December 2, 2022	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer